EXHIBIT 5.1
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                  [LETTERHEAD OF FASKEN MARTINEAU DUMOULIN LLP]



                                                February 27, 2002



EXFO ELECTRO-OPTICAL ENGINEERING INC./
EXFO INGENIERIE ELECTRO-OPTIQUE INC.
465 Godin Avenue
Vanier (Quebec) Canada
G1M 3G7


RE:   REGISTRATION STATEMENT ON FORM F-3
      EXFO ELECTRO-OPTICAL ENGINEERING INC./EXFO INGENIERIE ELECTRO-OPTIQUE INC. (THE "CORPORATION")
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Ladies and Gentlemen:

We have acted as counsel for the Corporation in connection with the preparation and filing of a registration statement on Form F-3 dated on February 27, 2002 ("Registration Statement") under the SECURITIES ACT of 1933, as amended ("SECURITIES ACT"), which the Corporation is filing with the Securities and Exchange Commission with respect to 2,599,717 Subordinate Voting Shares issued by the Corporation to the selling shareholders identified in the Registration Statement on November 2, 2001 (the "Shares").

We have examined the Registration Statement and such documents and records of the Corporation and other documents as we have deemed necessary for the purpose of this opinion. We have assumed, with your permission and without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies, (ii) the accuracy of the factual representations made to us by officers and other representatives of the Corporation, whether evidenced by certificates or otherwise, (iii) the identity and capacity of all individuals acting or purporting to act as public officials, and (iv) that all actions contemplated by the Registration Statement have been and will be carried out only in the manner described therein.

Based upon the foregoing, it is our opinion that, pursuant to the CANADA BUSINESS CORPORATIONS ACT, the Shares constitute Subordinate Voting Shares, without nominal value, of the share capital of the Corporation validly issued and outstanding as fully paid and non assessable.

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In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the Province of Quebec and the federal laws of Canada applicable therein. This opinion is provided exclusively for your benefit and may not be relied on by any other person without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matter" in the prospectus made part of the Registration Statement. In giving such consent, we do not admit that we are "Experts" under the SECURITIES ACT.


Very truly yours,

/s/ FASKEN MARTINEAU DUMOULIN LLP

FASKEN MARTINEAU DUMOULIN LLP